UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2025

Applied Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Fifth Avenue, Suite 1400
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 220-9226

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	APLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 9, 2025, the stockholders of Applied Therapeutics, Inc. (the “Company”) voted on the matters described below.

1.
The Company’s stockholders elected one Class III director, who is the only director of such class, to serve until the 2028 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. The numbers of shares that voted for the election of such director, abstained from voting for such director and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Abstentions	Broker Non-Votes
Teena Lerner, Ph.D.	44,287,976	17,031,078	39,277,498

2.
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the appointment of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
99,429,280	679,553	725,233

3.
The Company’s stockholders voted to approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials. The number of shares that voted for, against, abstained from voting for or against this proposal and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,650,206	3,307,662	598,700	39,277,498

4.
The Company’s stockholders voted to approve (on a non-binding advisory basis) the frequency of an advisory vote on the compensation of our named executive officers in future years. The number of shares that voted for one year, two years, three year, abstained from voting and represented broker non-votes with respect to this proposal are summarized in the table below.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
60,589,660	144,599	275,839	546,470	39,277,498

After taking into consideration the foregoing voting results and the prior recommendations of the board of directors and the compensation committee thereof, the Company will hold an advisory “say-on-pay” vote every one year in connection with its annual meeting of stockholders until the board of directors otherwise determines that a different frequency for such advisory votes is in the best interest of the Company.

5.
The Company’s stockholders voted to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to combine the outstanding shares of the Company’s common stock, par value $0.0001 per share, into a lesser number of outstanding shares, by a ratio of not less than one-for-5 and not more than one-for-40, with the exact ratio to be set within this range by our board of directors in its sole discretion. The number of shares that voted for, against and abstained from voting for or against such amendment are summarized in the table below.

Votes For	Votes Against	Abstentions
92,238,511	8,537,480	58,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Date:	June 12, 2025	By:	/s/ Les Funtleyder
Interim Chief Executive Officer and Chief Financial Officer